RealPage Acquires Rent Mine Online

Extends LeaseStar™ to Include Social Network Resident Referrals

CARROLLTON, Texas, July 23, 2012 /PRNewswire/ -- RealPage, Inc. (NASDAQ:RP), a leading provider of on demand software and software-enabled services to the rental housing industry, today announced that it has acquired RentMineOnline Inc. ("RMO"), a software-as-a-service provider of social network marketing solutions for the multifamily rental housing industry (www.rentmineonline.com). The acquisition will extend the Company's LeaseStar™ multichannel managed marketing solution which enables property owners and managers to originate, syndicate, manage and capture leads more effectively and at less overall cost.

(Logo: http://photos.prnewswire.com/prnh/20110912/DA66533LOGO)

RentMineOnline helps property owners and managers generate leads by combining the success of online resident referral programs with the power of social networks, such as Facebook™, Twitter™ and LinkedIn™, as well as email. Since the average social media user has over 150 Facebook™ friends and Twitter™ followers, social network resident referral campaigns are quickly becoming an extremely important source of leads for the rental housing industry.

"Adding a social network referral channel to our LeaseStar™ solution is expected to help increase the percentage of overall leads that a property can generate organically, reducing dependency on more expensive traditional listing services," said Steve Winn, Chairman and CEO of RealPage. "Social influence in the rental decision is proving to increase conversion rates, so property owners and managers are now using this type of tool to improve both the quantity and quality of leads that they receive. In addition, we expect social network recommendations to help improve search engine optimization of our LeaseStar™ websites."

"We are excited to become part of the RealPage team," said Ed Spiegel, CEO of Rent Mine Online. "We have revolutionized the way property owners and managers utilize social media to drive demand reaching over 10 million unique friends since our inception. We are delighted that our vision and dedication on this front will enable us to become part of the LeaseStar™ multichannel marketing solution which should transform the way property owners and managers solve the total rental housing demand equation."

Financial Terms

The Company paid closing merger consideration of approximately $6.0 million at close subject to working capital adjustments. The Merger Agreement provides for the payment of up to an additional $3.5 million to RMO stockholders, subject to a reduction for indemnification claims, working capital adjustments, or the failure of RMO to achieve certain revenue milestones. The Merger Agreement also provides for additional contingent consideration payments to RMO stockholders if RMO achieves certain revenue milestones.

RealPage expects existing management of RMO will remain with the business. Based on information provided to the Company by RMO, RMO exited the June 30, 2012 quarter with trailing twelve month revenue of approximately $1.5 million with profit margins that are expected to be consistent with RealPage's 2012 target operating objectives.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains "forward-looking" statements relating to RealPage, Inc.'s expectations with regard to our ability to integrate the acquired business, our ability to extend the Company's LeaseStar™ solution to include social network influenced resident referrals, the acquisition's role as an organic lead generation vehicle and its impact on ability to execute our search engine optimization strategy, our ability to extend our LeaseStar™ solution, our ability to transform the way property owners and managers solve the total rental housing demand equation, and our ability to retain existing RMO management, and the acquired business' anticipated profit margins. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions or uncertainty cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in customer cancellations; (c) the inability to increase sales to existing customers and to attract new customers; (d) RealPage, Inc.'s failure to integrate acquired businesses and any future acquisitions successfully; (e) the timing and success of new product introductions by RealPage, Inc. or its competitors; (f) changes in RealPage, Inc.'s pricing policies or those of its competitors; (g) developments in the regulation and competition affecting social media solutions, (h) the discovery of facts and circumstances currently not available to management; and such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission ("SEC") by RealPage, including its Quarterly Report on Form 10-Q previously filed with SEC on May 7, 2012. All information provided in this release is as of the date hereof and RealPage undertakes no duty to update this information except as required by law.

About RealPage

Located in Carrollton, Texas, a suburb of Dallas, RealPage provides on demand (also referred to as "Software-as-a-Service" or "SaaS") products and services to apartment communities and single family rentals across the United States. Its on demand product lines include OneSite® property management systems that automate the leasing, renting, management, and accounting of conventional, affordable, tax credit, student living, senior living and military housing properties; LeaseStar™ multichannel managed marketing that enables owners to originate, syndicate, manage and capture leads more effectively and at less overall cost; YieldStar® asset optimization systems that enable owners and managers to optimize rents to achieve the overall highest yield, or combination of rent and occupancy, at each property; Velocity™ billing and utility management services that increase collections and reduce delinquencies; LeasingDesk® risk mitigation systems that are designed to reduce a community's exposure to risk and liability; OpsTechnology® spend management systems that help owners manage and control operating expenses; and Compliance Depot™ vendor management and qualification services to assist a community in managing its compliance vendor program. Supporting this family of SaaS products is a suite of shared cloud services including electronic payments, document management, decision support and learning. RealPage's MyNewPlace® subsidiary is one of the largest lead generation apartment and home rental websites, offering apartment owners and managers qualified, prospective residents through subscription, pay-per-lead and LeaseMatch pay-per-lease programs. Through its Propertyware subsidiary, RealPage also provides software and services to single-family rentals and low density, centrally-managed multifamily housing. For more information, call 1-87-REALPAGE or visit www.realpage.com.

CONTACT: Investor Relations, Rhett Butler, +1-972-820-3773, rhett.butler@realpage.com